Exhibit 32.2

18 U.S.C. Section 1350 Certification

In connection with the Annual Report of NGP Capital Resources Company (the “Company”) on Form 10-K for the period ended December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Richard A. Bernardy, Secretary, Treasurer and Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

April 8, 2005	/s/ RICHARD A. BERNARDY
Richard A. Bernardy, Secretary, Treasurer and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to NGP Capital Resources Company and will be retained by NGP Capital Resources Company and furnished to the Securities and Exchange Commission or its staff upon request.